UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 1-K/A

ANNUAL REPORT

ANNUAL REPORT PURSUANT TO REGULATION A OF THE SECURITIES ACT OF 1933

For the fiscal year ended December 31, 2016

KNIGHTSCOPE, INC.

(Exact name of registrant as specified in its charter)

Commission File Number: 024-10633

Delaware	46-2482575
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1070 Terra Bella Avenue Mountain View, CA (Address of principal executive offices)	94043 (Zip Code)

(650) 924-1025
Registrant’s telephone number, including area code

Series m Preferred Stock
(Title of each class of securities issued pursuant to Regulation A)

Explanatory Note

Knightscope, Inc. (the “Company”) is filing this Amendment No.1 to its Annual Report on Form 1-K (“Amendment No. 1”) to amend its previously filed Annual Report on Form 1-K for the fiscal year ended December 31, 2016 (the “Original 1-K”) solely for the purpose of including a Consent of Independent Auditor, dated as of August 8, 2017, filed herewith as Exhibit 11.1.

Except as described above, this Amendment No. 1 does not modify or update disclosure in, or exhibits to, the Original 1-K. Information not affected by this Amendment No. 1 remains unchanged and reflects the disclosures made at the time the Original 1-K was filed. This Amendment No. 1 should be read in conjunction with the Original 1-K and with our filings with the SEC subsequent to the Original 1-K.

Item 8. Exhibits

The document listed in the Exhibit Index of this Amendment No. 1 is filed with this report.

Exhibit Index:

Exhibit Number	Description

11.1	Consent of Independent Auditor, dated as of August 8, 2017

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, in Mountain View, California, on August 8, 2017.

Knightscope, Inc.

/s/ William Santana Li
William Santana Li, Chief Executive Officer

Pursuant to the requirements of Regulation A, this report has been signed below by the following person on behalf of the issuer and in the capacities on August 8, 2017.

/s/ William Santana Li
William Santana Li, Chief Executive Officer, Principal Financial Officer, Principal Accounting Officer and Director